                               CREDIT AGREEMENT

                         Dated as of February 25, 2000

                                    between

                        TSI INTERNATIONAL SOFTWARE LTD.

                                      and

                              FLEET NATIONAL BANK

     CREDIT AGREEMENT dated as of February 25, 2000 between TSI International Software Ltd., a Delaware corporation (the "Borrower"), and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America (the "Bank").

     WHEREAS, the Borrower desires that the Brink extend credit as provided herein and the Bank is prepared to extend such credit.

     NOW THEREFORE, in consideration of the foregoing, which is incorporated by reference, and other valuable consideration, receipt of which is acknowledged, the parties, intending to be legally bound, agree as follows:

                   ARTICLE 1.  DEFINITIONS: ACCOUNTING TERMS
                   -----------------------------------------

     Section 1.1. Definitions. As used in this Agreement, the following terms
                  -----------
have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa);
                                    ----------

     "Acceptable Acquisition" means any Acquisition: (i) which has been either
(A) approved by the Board of Directors of the corporation, or governing body of any other business entity, which is the subject of such Acquisition or (B) recommended by such Board or governing body to the shareholders of such corporation or equity owners of such other business entity; and (ii) with respect to which the following conditions are satisfied:

          (a) no Default or Event of Default exists or would result from such Acquisition;

          (b) the company or assets acquired involve substantially the same or similar line of business as the Borrower;

          (c) the Borrower demonstrates that, on a combined basis with the acquired assets and/or entity, in accordance with GAAP, it would have been in compliance with the financial covenants contained in Article 8 on a trailing four quarters pro forma basis as of the end of the immediately preceding fiscal quarter; and will be in such compliance prospectively on a pro forma basis for the next succeeding four fiscal quarters;

          (d) the Borrower remains as the surviving entity;

          (e) the total consideration for any one such Acquisition and the total consideration for all such Acquisitions in any one fiscal year (not including reasonable fees and expenses payable by the Borrower in connection therewith) does not exceed 20% of the total Net Worth of the Borrower.

     "Acquisition" means any transaction pursuant to which the Borrower (a) acquires greater than 5% of the equity securities (or warrants, options or other rights to acquire such securities) of any Person, (b) causes or permits any Person to be merged into

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the Borrower, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding securities, in exchange for such securities, of cash or securities of the Borrower, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any Person.

     "Adjusted Current Liabilities" means Current Liabilities plus the amount of outstanding Loans, less current deferred maintenance revenue.

     "Adjusted Net Loss" means Net Loss plus amortization of intangible assets.

     "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, the Borrower or any of their respective Subsidiaries; (b) which directly or indirectly beneficially owns or holds five percent or more of any class of voting stock of the Borrower or any of its Subsidiaries; (c) five percent or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or any of its Subsidiaries; or (d) which is a partnership in which the Borrower or any of its Subsidiaries is a general partner. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

     "Barking Day" means, a day on which commercial banks settle payments in (i) New York or London if the payment obligation is calculated by reference to any LIBO Rate, or (ii) New York, if the payment obligation is calculated by reference to the Prime Rate or the Cost of Funds.

     "Borrowing" means any Loan requested by the Borrower hereunder.

     "Capital Expenditures" means, in respect of any relevant period, the dollar amount of gross expenditures (including obligations under Capital Leases) made for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) incurred during such period, as determined in accordance with GAAP.

     "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

     "Change of Control" means any one or more of the following events:

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          (a) the stockholders of the Borrower shall approve a plan or proposal for the acquisition of, merger, liquidation or dissolution of the Borrower, or a sale of more than 50% of its assets in one or a series of related transactions; or

          (b) a Person or group of Persons acting in concert (other than the direct or indirect beneficial owners of the capital stock of the Borrower as of the date of this Agreement) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time) of securities of the Borrower representing 50% or more of the combined voting power of the outstanding voting securities for the election of directors or shall have the right to elect a majority of the board of directors of the Borrower.

     "Closing Date" means the date this Agreement has been executed by the Borrower and the Bank.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Commitment" means the obligation of the Bank to make the Loans under this Agreement in the aggregate principal amount of up to $20,000,000, as such amount may be reduced or otherwise modified from time to time.

     "Commitment Period" means the period from the date hereof through the Termination Date.

     "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of a Person in accordance with GAAP.

     "Cost of Funds" means the per annum rate of interest which the Bank is required to pay, or is offering to pay, for wholesale liabilities of like tenor, adjusted for reserve requirements and such other requirements as may be imposed by federal, state or local government and regulatory agencies, as determined by the Bank.

     "Cost of Funds Loan" means any Loan when and to the extent the interest rate therefor is determined in relation tot he Cost of Funds.

     "Current Assets" of any Person at any tune means all cash, Receivables and inventory of such Person.

     "Current Liabilities" means all liabilities of a Person treated as current liabilities in accordance with GAAP, including without limitation (a) all obligations payable on demand or within one year after the date in which the determination is made and (b) installment and sinking fund payments required to be made within one year after the date on which determination is made, but excluding all such liabilities or obligations

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which are renewable or extendible at the option of such Person to a date more than one year from the date of determination.

     "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of property or services (except trade payables in the ordinary course of business); (c) Unfunded Benefit Liabilities of such Person; (d) the face amount of any outstanding letters of credit issued for the account of such person; (e) obligations arising under acceptance facilities; (f) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase, to provide funds fox payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, including any contingent obligations under swaps, derivatives, currency exchanges and similar transactions; (g) obligations secured by any Lien on property of such Person; and (h) obligations of such Person as lessee under Capital Leases.

     "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

     "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by the Borrower under this Agreement or the Note that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date, to, but excluding the date on which such amount is paid in full equal to four percentage points above the Prime Rate as in effect from time to time (provided that, if the amount so in default is principal of a LIBOR Loan or Cost of Funds Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, 4% above the interest rate for such Loan as provided in Section 2.10 Q hereof and, thereafter, the rate provided for above in this definition).

     "Dollars" and the sign "$" mean lawful money of the United States of America.

     "EDIT" means, for any Person, for any period, earnings before Interest Expense and taxes for such Person determined in accordance with GAAP.

     "EBITDA" means, for any Person, for any period, earnings before Interest, Expense, taxes, depreciation, amortization and extraordinary items for such Person determined in accordance with GAAP.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of

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pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

     "ERISA Affiliate" means any corporation or trade or business which is a member of any group of organizations (i) described in section 414(b) or (c) of the Code of which the Borrower is a member, or (ii) solely for purposes of potential liability under section 302(c)(11) of ERISA and section 412(c)(I 1) of the Code and the lien created under section 302(f) of ERISA and section 412(n) of the Code, described in section 414(m) or (o) of the Code of which the Borrower is a member.

     "Event of Default" has the meaning given such term in Section 9.1.

     "Facility Documents" means this Agreement, the Note, the Guaranty, the Pledge Agreement and each of the documents, certificates or other instruments referred to in Article 4 hereof as well as any other document, instrument or certificate to be delivered by the Borrower pursuant to Section 6.8 hereof, and, including documents delivered in connection with any Borrowing.

     "Forfeiture Proceeding" means any action, proceeding or investigation affecting the Parent or any of its Subsidiaries or Affiliates before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure or forfeiture of a material amount of any of their property.

     "Funded Debt" means, with respect to any Person, all Debt (senior and subordinated) of such Person for money borrowed, including Capital Lease obligations.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section
5.5 (except for changes concurred in by the Borrower' independent public accountants).

     "Guarantor" shall mean, Novena Software, Inn., a Delaware corporation.

     "Guaranty" shall mean that certain Guaranty dated as of February 25, 2000 from the Guarantor to the Bank.

     "Interest Coverage Ratio" means, with respect to any Person, for any period, the ratio of (i) EBITDA to (ii) Interest Expense for such period.

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     "Interest Expense" shall mean, with respect to any Person, for any period, the sum, for such Person in accordance with GAAP, of (a) all interest on Debt that is accrued as an expense during such period (including without limitation, imputed interest on Capital Lease obligations), plus (b) all amounts paid,
                                                ----
accrued or amortized as an expense during such period in respect of interest rate protection agreements, minus (c) all amounts received or accrued as income
                            -----
during such period in respect of interest rate protection agreements.

     "Interest Period" means with respect to any LIBOR Loan or Cost of Funds Loan, the period commencing on the date such Loan is made, converted from another type of Loan or renewed, as the case may be, and ending, as the Borrower may select pursuant to Section 2.11, on the numerically corresponding day in the first week, or first, second, third, fourth, fifth, sixth (or if available through the Bank, the twelfth) calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

     "Lending Office" means the lending office of the Bank set forth on the signature page.

     "Letters of Credit" shall have the meaning given thereto in Section 2.12.

     "LIBO Rate" means, as applicable to any LIBOR Loan, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits inn U.S. dollars, for a period of time comparable to such LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two London Banking Days preceding the first day of such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as tray replace the LIBO Page on that service fair the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Banking Days prior to the beginning of such interest period.

     If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m., London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Loan as selected by the Bank. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be

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determined on the basis of the rates quoted fox loans in U.S. dollars to leading
European banks for a period of time comparable to such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that its two London Banking Days preceding the first day of such LIBOR Loan. In the event that Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Loan cannot be determined.

     In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Requirement with respect to LIBOR deposits of the Bank then for any period during which such Reserve Requirement shall apply, LIBO Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Requirement.

     "LIBOR Loan" means any Loan when and to the extent the interest rate therefor is determined on the basis of the definition "LIBO Rate."

     "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, negative pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

     "Loans" shall have the meaning given thereto in Section 2.1(a) hereof.

     "Multiemployer Plan" means a Plan defined as such in section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Net Income (Loss)" of any Person for any period means the net income
(loss) of such Person for such period determined in accordance with GAAP.

     "Note" means the promissory note of the Borrower in the form of Exhibit A hereto evidencing the Loans made by the Bank hereunder, and any promissory note delivered in substitution or exchange therefor, as amended or supplemented from time to time.

     "Notice of Borrowing" shall mean the notice of each Borrowing described in
Section 2.8 and in the form of Exhibit C hereto.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

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          "Plan" means  any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Pledge Agreement'' means the Pledge Agreement dated as of the date hereof from the Borrower to the Bank.

          "Prime Rate" means that rate of interest from time to time announced by the Bank at its office located at 111 Westminster Street, Providence, Rhode Island 02903, which rate may not be the Bank's lowest or best rate.

          "Prime Rate Loan" means any Loan when and to the extent the interest rate therefor is determined in relation to the Prime Rate.

          "Quick Assets" means cash, marketable securities and accounts receivable.

          "Quick Ratio" means Quick Assets divided by Adjusted Current Liabilities.

          "Receivables" means all accounts owing to a Person arising out of or in connection with the bona fide sale or lease of goods or services in the ordinary course of business.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

          "Regulatory Change" means any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including without limitation Regulations D) or the adoption or malting after such date of any interpretations, directives or requests applying to a class of banks including the Bank of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reserve Requirement" means, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in Boston with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBO Rate for LIBOR Loans is to be determined as provided in the

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definition of "LIHO Rate" in this Section 1.1 or (ii) any category of extensions of credit or other assets which include LIBOR Loans.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

     "Termination Date" means February 28 ____, 2003; provided that if such date is not a Banking Day, the Termination Date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day) or (b) the earlier date of termination of the Commitment pursuant to Section 9.2 hereof.

     "Total Liabilities" means all liabilities of a Person which would be classified as such on a balance sheet in accordance with GAAP.

     "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate under Title IV of ERISA.

     Section 1.2. Accounting Terms. All accounting terms not specifically
                  ----------------
defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

     Section 1.3. Currency Equivalents. For all purposes of this Agreement,
                  --------------------
all amounts denominated in a currency other than Dollars shall be converted into the Dollar equivalent of such amounts. The equivalent in another currency of an amount in Dollars shall be determined at the rate of exchange quoted by Fleet National Bank in Boston at 9:00 a.m. (Boston time) on the date of determination, to prime banks in Boston for there spot purchase in the Boston foreign exchange market of such amount of Dollars with such other currency.

                             ARTICLE 2. THE CREDIT
                             ---------------------

     Section 2.1. The Loans.
                  ---------

     (a) Subject to the terms and conditions of this Agreement, the Bank agrees to make revolving loans (the "Loans") to the Borrower from time to time from and including the date hereof to and including the Termination Date, provided that the aggregate amount of the Loans outstanding at any one time plus the aggregate amount

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available to be drawn under all issued letters of Credit shall not exceed at any time the amount of the Commitment. The Loans may be outstanding as Prime Rate Loans, LIBOR Loans or Cost of Funds Loans (each a "type" of Loan). The Loans shall be due and payable on the Termination Date. Each type of Loan shall be made and maintained at the Bank's Lending Office for such type of Loan.

     Section 2.2. The Note. The Loans shall be evidenced by a promissory note in
                  --------
favor of the Bank in the form of Exhibit A hereto (the "Note") dated the date of this Agreement, duly completed and executed by the Borrower.

     Section 2.3. Purpose. The Borrower shall use the proceeds of the Loans for
                  -------
general corporate purposes, including working capital, leasehold improvements and equipment needs, and including any Acceptable Acquisitions. The Borrower shall also have the right to use proceeds of the loans to repurchase stock of the Borrower in openmarket transactions not to exceed $2.0 million in the aggregate. No proceeds of the Loans shall be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

     Section 2.4. Borrowing Procedures. The Borrower shall give the Bank notice
                  --------------------
of each Borrowing to be made hereunder as provided in Section 2.8. Not later than 1:00 p.m. Hartford, Connecticut time on the date of such Borrowing, the Bank shall, subject to the conditions of this Agreement, make the amount of the Loan to be made by it on such day available to the Borrower, in immediately available funds, by the Bank crediting an account of the Borrower designated by the Borrower and maintained with the Bank at the Lending Office.

     Section 2.5. Prepayments and Conversions.
                  ---------------------------

     (a) Optional Prepayments and Conversion. The Borrower shall have the right
         -----------------------------------
to make prepayments of principal, or to convert one type of Loan into another type of Loan, at any time or from time to time; provided that: (i) the Borrower shall give the Bank notice of each such prepayment or conversion as provided in
Section 2.8; and (ii) LIBOR Loans and Cost of Funds Loans may be prepaid or converted only on the last day of an Interest Period for such Loans.

     (b) Mandatory Prepayments. The Borrower shall immediately repay the excess
         ---------------------
by which the aggregate principal amount of all outstanding Loans and Letters of Credit exceeds the Commitment. Each such prepayment in accordance with the foregoing provisions shall be applied first to any expense incurred by the Bank, second to any interest due on the amount prepaid, third to the outstanding principal amount of the Loans prepaid, and last to a cash collateral account against outstanding Letters of Credit. In each case in such manner as the Bank in its discretion shall determine.

     (c) Yield Maintenance Fee. If, at any time (i) the interest rate on any
         ---------------------
Loan is a fixed rate, and (ii) the Bank in its sole discretion should determine that current market conditions can accommodate prepayment request. Borrower shall have the right at any tune and from time to time to pay the Loan in whole (but not in part), and Borrower shall pay to the Bank a yield maintenance fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the maturity date of the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made, shall be subtracted from the "cost of funds" component of the fixed rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of the days remaining in the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the number of days remaining in the designated term and using the above-referenced United States Treasury security rate and the number of days remaining in the term chosen pursuant the Fixed Rate Election as to which the prepayment is made. The resulting amount all be the yield maintenance fee due to the Bank upon prepayment of the fixed rate Loan. Each reference in this paragraph to "Fixed Rate Election" shall mean the election by Borrower pursuant to Section 2.11 hereof. If by reason of an event of default, the Bank elects to declare the Loans to be immediately due and payable, then any yield maintenance fee with respect to the Loans shall be come due and payable in the same manner as though the Borrower had exercised such right of prepayment.

     If by reason of an Even of Default the Bank elects to declare such Loan to be immediately due and payable, then any yield maintenance fee with respect to the Loan shall become due and payable in the same manner as though Borrower had exercised such right of prepayment.

     Section 2.6. Late Charges. Payments not received within 10 days of the due
                  ------------
date therefor will be subject to a one-time charge equal to 5% of the amount overdue.

     Section 2.7. Changes of Commitment. The Borrower shall have the right to
                  ---------------------
reduce or terminate the amount of the unused portion of the Commitment at any time or from time to time, provided that: (i) the Borrower shall give notice of each such reduction or termination to the Bank as provided in Section 2.8; and
(ii) each partial reduction shall be in an aggregate amount at least equal to $50,000 (and integral multiples of $100,000 in excess thereof). Once reduced or terminated, such Commitment may not be reinstated.

     Section 2.8. Certain Notices. Notices by the Borrower to the Bank of each
                  ---------------
Borrowing pursuant to Section 2.4, and each prepayment or conversion pursuant to
Section 2.5(a), and each reduction or termination of a Commitment pursuant to
Section 2.7 shall be irrevocable and shall be effective only if received by the Bank not later than 12:00 noon Hartford, Connecticut time, and (a) in the case of Borrowings and prepayments of, conversions into and (in the case of LIBOR Loans or Cost of Funds Loans) renewals of (i) Prime Rate Loans or Cost of Funds Loans, given one Banking Day prior thereto; and (ii)

LIBOR Loans, given two Banking Days prior thereto; and (b) in the case of reductions or termination of the Commitment, given three Banking Days prior thereto. Each such Notice of Borrowing shall be in the form of Exhibit E hereto and shall specify the Loans to be borrowed, prepaid, converted or renewed and the amount (subject to Section 2.9) and type of the Loans to be borrowed, or converted, or renewed or prepaid and the date of the Borrowing or prepayment, or conversion or renewal (which shall be a Banking Day). Each such notice of reduction or termination shall specify the amount of the Commitment to be reduced or terminated.

     Section 2.9.  Minimum Amounts. Except for Borrowings which exhaust the full
                   ---------------
remaining amount of the unused portion of the Commitment or prepayments or conversions which result in the prepayment or conversion of all Loans, as the case may be, of a particular type, each Borrowing, optional prepayment, conversion and renewal of principal of Loans of a particular type shall be in an amount at least equal to (a) $100,000 with respect to Prime Rate Loans or Cost of Funds Loans, and (b) $500,000 and integral multiples of $100,000 in excess thereof with respect to LIBOR Loans (borrowings, prepayments, conversions or renewals of or into Loans of different types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, prepayments, conversions and renewals for the purposes of the foregoing, one for each type of Interest Period).

     Section 2.10. Interest.
                   --------

     (a) Interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due at the following rates per annum: (i) for Prime Rate Loans, at a variable rate per annum equal to the Prime Rate; (ii) for LIBOR Loans, at a fixed rate equal to the LIBO Rate plus one percentage point; and (iii) for Cost of Funds, Loans, at a fixed rate equal to the Cost of Funds plus one percentage point, for the period from, and including the first day of the Interest Period therefore to but excluding the last day of such Interest Period. If the principal amount of any Loan and any other amount payable by the Borrower hereunder or under the Note shall not be paid when due (at stated maturity, by acceleration or otherwise), interest shall accrue on such amount to the fullest extent permitted by law from and including such due date to but excluding the date such amount is paid in full at the Default Rate for such type of Loan.

     (b) The interest rate on Prime Rate Loans shall change when the Prime Rate changes (without notice or demand of any kind) and interest on each such Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest on each LIBOR Loan and Cost of Funds Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     (c) Accrued interest on all types of Loans shall be due and payable in arrears upon any payment of principal and (i) for each Prime Rate Loan, on the last day of each calendar month, commencing [February 28, 2000], and (ii) for each

LIBOR Loan or Cost of Funds Loan, on the last day of the Interest Period with respect thereto (but in no event less frequently than Every 90 days), and on the Termination Date; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Bank.

     Section 2.11. Interest Periods: Renewals.
                   --------------------------

     (a) In the case of each LIBOR Loan or Cost of Funds Loan, the Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.1, subject to the following limitations: (i) no Interest Period may extend beyond the Termination Date, (ii) notwithstanding clauses (i) above, no Interest Period shall have a duration less than one week, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; (iii) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day; and (iv) no more than five Interest Periods may be outstanding at any one time.

     (b) Upon notice to the Bank as provided in Section 2.8, the Borrower may renew any LIBOR Loan or Cost of Funds Loan. If the Borrower shall fail to give notice to the Bank of such a renewal, such LIBOR Loan or Cost of Funds Loan shall automatically become a Prime Rate Loan on the last day of the current Interest Period.

     Section 2.12. Letters of Credit.
                   -----------------

     (a) Subject to the terms and conditions of this Agreement, the Bank agrees, in reliance on the agreements se forth in this Section 2.12, to issue documentary (commercial) and/or standby Letters of Credit ("Letters of Credit" and each, individually, a "Letter of Credit") during the commitment Period for the account of the Borrower, provided that immediately after the issuance of each of Letter of Credit the aggregate amount available to be drawn under all Letters of Credit (whether or not the conditions for drawing thereunder have or may be satisfied) plus the then outstanding amount of all Loans would not exceed the Commitment. Each documentary Letter of Credit issued pursuant to this Section shall have a termination date which shall be not later than the earlier of (i) one-hundred eighty days after the date of issuance thereof and (ii) the date which is forty-five days after the Termination Date. Each standby Letter of Credit issued pursuant to this Section shall have a termination date which shall not be later than the earlier of (i) one year after the date of issuance thereof and (ii) the date which is fortyfive days after the Termination Date. No Letter of Credit shall be issued if the Bank shall have determined that any conditions set forth in Article 4 has not been satisfied.

     (b) Each Letter of Credit shall be issued for the account of the Borrower for valid corporate and business purposes. The Borrower shall give the Bank a Letter of Credit request for the issuance of each Letter of Credit by 11:00 a.m., on the requested Banking Day of issuance. Such Letter of Credit request (a "Letter of Credit

Request") shall, be accompanied by the Bank' standard Application and Agreement for Standby Letter of Credit or Documentary Letter of Credit (each, a "Reimbursement Agreement") executed by an authorized signatory of the Borrower, and shall specify (i) the beneficiary of such letter of Credit and the obligations of the Borrower in respect of which such Letter of Credit is to be issued, (ii) the Borrower's proposal as to the conditions under which a drawing ray be made under such Letter of Credit and the documentation to be required in respect thereof, (iii) the maximum amount to be available under such Letter of Credit, and (iv) the requested date of issuance. The Bank shall, on the proposed Banking Day of issuance, absent unforeseen operational difficulties or delays in the Letter of Credit Department of the Bank, and subject to the other terms and conditions of this Agreement, issue the requested Letter of Credit Each Letter of Credit shall be in form and substance reasonably satisfactory to the Bank, with such provisions with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing as the Bank shall reasonably require. Each Letter of Credit shall be used solely for the purposes described therein.

     (c) Each payment by he Bank of a draft drawn under a Letter of Credit shall give rise to an obligation on the part of the Borrower to reimburse the Bank immediately for the amount thereof.

     Section 2.13 Absolute Obligation with Respect to Letter of Credit
                  ----------------------------------------------------
Payments.
--------

     (a) The Borrower's obligation to reimburse the Bank in respect of a Letter of Credit for each payment under or in respect of such Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the beneficiary of such Letter of Credit, the Bank or any other Person, including without limitation, any defense based on the failure of any drawing to conform to the terms of such Letter of Credit, any drawing document providing to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such letter of Credit; provided, however, that the Borrower shall not be obligated to reimburse the Bank, as issuer of a Letter of Credit, for any wrongful payment under such Letter of Credit made as a result of the Bank's gross negligence or willful misconduct.

     Section 2.14 Fee.
                  ---

     (a) Commitment Fee.  During the period ending on the Termination Date,
         --------------
there will be a per annum commitment fee equal to 16 basis points (0.16%) payable on the average unused daily availability under the Commitment, payable quarterly in arrears on the first Banking Day after the end of each quarter and calculated on a 360 day year for actual days elapsed.

     (b) Facility Fee. The Borrower shall pay to the Bank, on the Closing Date,
         ------------
a facility fee equal to $32,000.

     (c) Letter of Credit of Fees. The Borrower shall pay to the Bank an
         ------------------------
issuance fee in the amount of 1/8 of 1 % (0.125%) per annum of the maximum amount available to be drawn under each document (commercial) Letter of Credit, plus standard Bank charges, payable on the earlier of such time as such documentary Letter of Credit is honored or is otherwise terminated or expires. The Borrower shall pay to The Bank an issuance fee in the amount of 1% per annum of the maximum amount available to be drawn under each standby Letter of Credit, payable upon the issuance thereof, pro rated for the maximum tern of such standby Letter of Credit.

     Section 2.15 Payments Generally. All payments under this Agreement or the
                  ------------------
Note shall be made in Dollars in immediately available funds not later than 1:00 p.m. Hartford, Connecticut, time on the relevant dates specified above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day) at the Lending Office of the Bank. The Bank may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Bank. Until the Bank and the Borrower otherwise agree, the Bank shall debit the Borrowers operating account with the Bank for the amount of any payment required hereunder, but the Bank may also debit any ordinary deposit account of the Borrower if the amount in such operating, account is insufficient to make any required payment. The Borrower shall, at the time of malting each payment under this Agreement or the Note, specify to the Bank the principal or other amount payable by the Borrower under this agreement or the Note to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the ark may apply such payment as it may elect in its sole discretion). If the due date of any at under this Agreement or the Note would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension.

     ARTICLE 3. YIELD PROTECTION; ILLEGALITY; ETC.
     ---------------------------------------------

     Section 3.1. Additional Costs.
                  ----------------

     (a) The Borrower all pay to the Bank from time to time on demand such amounts as the Bank may determine to be necessary to compensate it for any costs which the Bank determines are attributable to its making or maintaining any LIBOR Loans or Cost of Funds Loans under this Agreement or the Note or its obligation to make any such Loans hereunder, or any reduction any amount receivable by the Bank hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being here called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to the Bank under this Agreement or the
Note in respect of any of such Loans (other than taxes imposed on the overall net income of a Bank or of its Lending Office for any of such Loans by the jurisdiction in which the Principal Office or such Lending Office is located); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any posits with or other liabilities of, the Bank (including any of such Loans or any deposits referred to in the definition of "LIBO Rate" in Section 1.1); or (iii) imposes any other condition affecting this Agreement or the Note (or any of such extensions of credit or liabilities). The Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle the Bank to compensation pursuant to this Section 3.1(a) a promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

     (b) Without limiting a effect of the foregoing provisions of this Section 3.1, in the event that, by reason of any Regulatory Change, the Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Bank which includes deposits by reference to which the interest rate on LIBOR Loans or Cost of Funds Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of the Bank which includes LIBOR Loans or Cost of Funds Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Bank so elects by notice to the Borrower, the obligation of the Bank to make or renew, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect, and the Borrower shall on the last day(s) of the then current Interest Period(s) for the outstanding Loans of such type, either prepay such Loans or convert such Loans into another type of Loan in accordance with Section 2.5.

     (c) Without limiting tile effect of the foregoing provisions of this
Section 3.1 (but without duplication), the Borrower shall pay to the Bank from time to time on request such amounts as the Bank may determine to be necessary to compensate the Bank for any costs which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority of capital in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, a amount equal to any reduction in return on assets or equity of the Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). The Bank will notify the Borrower if it is entitled to compensation pursuant to this Section 3.1 (c) as promptly as practicable after it determines to request such compensation.

     (d) Determinations d allocations by the Bank for purposes of this Section
3.1 of the effect of any Regulatory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant o subsection (c), on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation and of the additional amounts required to compensate the Bank under this Section 3.1, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis; provided, however,
                                            --------  -------
that the Bank shall provide ninety days' notice of any additional amounts required to compensate the Bank under this Section 3.1 (the "Adjustment"), and the Borrower may thereafter attempt to negotiate the amount of the Adjustment in good faith with the Bank within ninety days of the day on which the Borrower is so notified. If the Borrower arid the Bank are unable to agree on the amount of the Adjustment within such ninety-day period, then the amount of the Adjustment shall be the amount set forth in the aforementioned notice from the Bank to the Borrower. Whatever the final Adjustment may be, if the Bank shall still have any Loans outstanding to the Borrower upon the expiration of such ninety-day period, then the Adjustment shall be effective retroactive to the date on which the Borrower first received notice of the Adjustment. The Bank shall not be obligated to offer LIBO Rates with respect to Interest Periods commencing during the period following any such notice and prior to agreement by the Bank and the Borrower as to the amount of the Adjustment.

     Section 3.2. Limitation on Types of Loans. Anything herein to the contrary
                  ----------------------------
notwithstanding, if the Bank determines (which determination shall be conclusive) that:

     (a) quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Rate" in Section 1.1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any LIBOR Loans as provided in this Agreement: or

     (b) the relevant rates of interest referred to in the definition of "LIBO Rate" in Section 1.1 upon the basis of which the rate of interest for any LIBOR Loans is to be determined do not adequately cover the cost to the Bank of making or maintaining such Loans; then the Bank shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Bank shall be under no obligation to make or renew Loans of such type or to convert Loans of any other type into Loans of such type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected type, either prepay such Loans or convert such Loans into another type of Loans in accordance with Section 2.5.

     Section 3.3. Illegality. Notwithstanding any other provision in this
                  ----------
Agreement, in the event that it becomes unlawful for the Bank or its Lending Office to (a) honor its obligation to make or renew LIBOR Loans hereunder or convert Loans of any type into Loans of such type, or (b) maintain LIBOR Loans hereunder, then the Bank shall promptly notify the Borrower thereof and the Bank's obligation to make or renew LIBOR Loans and to convert other types of Loans into Loans of such type hereunder shall be suspended until such time as the Bank may again make, renew or convert and maintain such affected Loans and the Borrower shall, on the last day(s) of the then current Interest Period for the outstanding LIBOR Loans, as the ease may be (or on such earlier date as the Bank may specify to the Borrower), either prepay such Loans or convert such Loans into another type of Loans in accordance with Section 2.5.

     Section 3.4. Certain Compensation. The Borrower shall pay to the Bank,
                  --------------------
upon the request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost or expense which the Bank determines is attributable to:

     (a) any payment, prepayment, conversion or renewal of a LIBOR Loan on a date other than the last day of an Interest Period for such Loan (whether by reason of acceleration or otherwise); or

     (b) any failure by the Borrower to borrow, convert into or renew a LIBOR Loan to be made, converted into or renewed by the Bank on the date specified therefor in the relevant notice under Section 2.4, 2.5 or 2.11, as the case may be.

     Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted renewed or not borrowed, converted or renewed for the period from and including the date of such payment, prepayment or conversion or failure to borrow, convert or renew to but excluding the last day of the then current Interest Period for such Loan (or, in a case of a failure to borrow, convert or renew, to but excluding the last day of the Interest Period for such Loan which would have commenced on the date specified therefor in he relevant notice) at the applicable rate of interest for such Loan provided for herein; over (ii) with respect to a LIBOR Loan, the amount of interest (as reasonably determined by the Bank) the Bank would have bid in the London interbank market for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of the Bank as to the amounts payable pursuant to this Section 3.4 shall be conclusive absent manifest error.

                        ARTICLE 4. CONDITIONS PRECEDENT
                        ---------  --------------------

     Section 4.1. Documentation Conditions Precedent. The obligation of the Bank
                  ----------------------------------
to make the Loans is subject to the conditions precedent that the Bank shall have received on or before the date of such Borrowing each of the following, in form and substance satisfactory to the Bank and its counsel:

     (a) the Note duly executed by the Borrower;

     (b) the Guaranty duty executed by each of the Guarantors;

     (c) a certificate of a Secretary or Assistant Secretary of the Borrower and each of the Guarantors, dated a Closing Date, arresting to all corporate action taken by the Borrower and each of the Guarantors, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Facility Documents to which it is a party and each other document to be delivered pursuant to this Agreement and certifying copies of the Certificate of Incorporation and by-laws of the Borrower and each of the Guarantors;

     (d) a certificate of the Secretary or Assistant Secretary o(Pounds) the Borrower and each of the Guarantors; dated a Closing Date, certifying the names and true signatures of the officers of the Borrower and each of the Guarantors; authorized to sign the Facility Documents to which it is a party and the other documents to be delivered by the Borrower and each of the Guarantors; under this Agreement;

     (e) a certificate of a my authorized officer of the Borrower, dated the Closing Date, stating that the representations and warranties in Article 5 of this Agreement, and in each other Facility Document, are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

     (f) a certificate of good standing for the Borrower and each of the Guarantors; from the Secretary of the State of the state in which the Borrower and each of the Guarantors; is incorporated and each other jurisdiction in which the Borrower and each of the Guarantors; is qualified to do business;

     (g) payment by the Borrower to the Bank of the facility fee as required by
Section 2.14(b), and all other expenses and fees incurred by the Bank;

     (h) a favorable opinion of counsel for the Borrower and the Guarantors, dated the Closing Date, in substantially the form of Exhibit B and as to such other matters as the Bank may reasonably request;

     (i) evidence of liability and property insurance coverage satisfactory to the Bank, and naming the Bank as an additional insured;

     (j) no evidence of y material adverse change in the business, management, operations, properties, prospect or condition (financial or otherwise) of the Borrower or any of its Subsidiaries since the ate of the commitment letter; and

     (k) no evidence of any change in market conditions which, in the Bank's reasonable opinion, would materially impair a financial institution's ability to fund Loans of this type.

     Section 4.2. Additional Conditions Precedent. The obligation of the Bank to
                  -------------------------------
make the Loans pursuant to a Borrowing which increases the amount outstanding hereunder (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing:

          (a) the following statement shall be true:

               (i) the representations and warranties contained in Article 5 herein, and in each other Facility Document are true and correct on and as of the date of such Loan as though made on and as of such date; and

               (ii) no Default or Event of Default has occurred and is continuing, or would result from such Loan; and

               (iii) there has been no material adverse change in the business, management, operations, properties, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, on a consolidated basis, since the Closing Date;

          (b) the Bank shall have received such approvals, opinions or documents as the Bank may reasonably request.

     Section 4.3. Deemed Representations. Each Notice of Borrowing hereunder and
                  ----------------------
acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty that the statements contained in Section 4.2(a) are true and correct both on the date of such notice and, unless the Borrower otherwise notifies the Bank prior to such Borrowing, as of the date of such Borrowing.

                   ARTICLE 5. REPRESENTATIONS AND WARRANTIES
                              ------------------------------

                    The Borrower hereby represents and warrants that:

     Section 5.1. Incorporation, Good Standing and Due Qualification. The
                  --------------------------------------------------
Borrower and each of its Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

     Section 5.2. Corporate Power and Authority; No Conflicts. The execution,
                  -------------------------------------------
delivery and performance by the Borrower of the Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or Affiliates; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower, except for the Liens created by the Facility Documents; or (f) cause the Borrower (or any Subsidiary or Affiliate, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

     Section 5.3. Legally Enforceable Agreements. Each Facility Document to
                  ------------------------------
which the Borrower is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     Section 5.4. Litigation. There are no actions, suits or proceedings pending
                  ----------
or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its Subsidiaries before an court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower and its Subsidiaries on a consolidated basis or the ability of the Borrower to perform its obligation under the Facility Documents to which it is a party.

     Section 5.5. Financial Statements. The consolidated balance sheet of the
                  --------------------
Borrower and its Consolidated Subsidiaries as at December 31, 1998, and the related consolidated income statement and statement of cash flows and changes in stockholders' equity of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon as to the consolidated statements, of KPMG LLP, independent certified public accountants, and the interim consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at September 30, 1999, and the related consolidated income statement and statements of cash flows and changes in stockholders' equity for he nine-month period then ended, copies of which have been furnished to the Bank, are complete and correct and fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and its Consolidated Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied, (subject to year-end adjustments in the case of the interim financial statements). There are no liabilities of the Borrower or any of its Consolidated Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since September 30, 1999. Since September 30, 1999, there has been no material adverse change in the condition (financial or otherwise), business, operations or prospects of the Borrower and its Subsidiaries, on a consolidated basis.

     Section 5.6. Ownership and Liens. The Borrower and each of its Consolidated
                  -------------------
Subsidiaries has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in
Section 5.5 (outer than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower or any of its Subsidiaries and none of its leasehold interests is subject to any Lien in an amount in excess of $1,000, except as disclosed in such financial statements or as may be permitted hereunder.

     Section 5.7. Taxes. The Borrower and each of its Subsidiaries have filed
                  -----
all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interests and penalties, of a material nature.

     Section 5.8. ERISA. Each Plan, and, to the best knowledge of the Borrower,
                  -----
each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable federal or state law, and no event or condition is occurring or exists concerning which the Borrower would be under an obligation to furnish a report to the Bank in accordance with
Section 6.8(k) hereof. As of the most recent valuation date for each Plan, each Plan was "fully funded," which for purposes of this Section 5.8 shall mean that the fair market value of the assets of the Plan is not less than the present value of the accrued benefits of all participants in the Plan, computed on a Plan termination basis. To the best knowledge of the Borrower, no Plan has ceased being fully funded as of the date these representations are made with respect to any Loan under this Agreement.

     Section 5.9. Subsidiaries and Ownership of Stock. Schedule 5.9 is a
                  -----------------------------------
complete and accurate list of the Subsidiaries of the Borrower, showing the jurisdiction of incorporation or organization of each Subsidiary and showing the percentage of the Borrower's ownership of the outstanding stock or other interest of each such Subsidiary. All of the outstanding capital stock or other interest of each such Subsidiary has been validly issued, is fully paid and nonassessable and is owned by the Borrower free and clear of all Liens other than the Liens under the Facility Documents.

     Section 5.10. Credit Arrangements. Schedule 5.10 is a complete and correct
                   -------------------
list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any of its Subsidiaries is in any manner directly or contingently obligated; and the maximum principal or face amounts of the ere it in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

     Section 5.11. Operation of Business. The Borrower and each of its
                   ---------------------
Subsidiaries possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and neither the Borrower nor any of its Subsidiaries is in material violation of any valid rights of others with respect to any o(Pounds) the foregoing.

     Section 5.12. Hazardous Materials. The Borrower and each of its
                   -------------------
Subsidiaries have obtained all permits, license and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the consolidated financial condition, operations, business or prospects o the Borrower and its Consolidated Subsidiaries. The Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses an authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on a consolidated financial condition, operations, business or prospects of the Borrower and its Consolidated Subsidiaries.

     In addition, except as set forth Schedule 5.12 hereto:

     (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. s/s 9601(22) ("Release") of any substance regulated under Environmental Laws ("Hazardous Materials") generated by the Borrower or any of its Subsidiaries.

     (b) Neither the Borrower nor any of its Subsidiaries has handled any Hazardous Material, other than as a generator, on any property now or previously owned or leased by the Borrower or any of its Subsidiaries to an extent that it has, or may reasonably be expected to have, a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Borrower and their, Consolidated Subsidiaries; and

          (i) to the best of its knowledge, no PCB is or has been present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

          (ii) to the best of its knowledge, no asbestos is or has been present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

          (iii) there are o underground storage tanks for Hazardous Materials, active or abandoned, at any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

          (iv) no Hazardous Materials have been Released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by the Borrower or any of its Subsidiaries.

          (c) Neither the Borrower wet nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities 1st by the Environmental Protection Agency in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLIS") or on any similar state or foreign list or which is the subject of federal, state, foreign or local enforcement actions or other investigations which may lead to claims against the Borrower or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

          (d) No Hazardous material generated by the Borrower or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Borrower or any of its Subsidiaries at any location other than those listed in
Schedule 5.12 hereto.

          (e) No oral or written in notification of a Release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries aid no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state or foreign list of sites requiring investigation or clean-up.

          (f) There are no Lions arising under or pursuant to any Environmental Laws on any of the real property or properties owned or leased by the Borrower or any of its Subsidiaries, and no government actions have been taken or are in process which could subject any of such properties to such Liens and neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

          (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Borrower or any of its Subsidiaries in relating to any property or facility now or previously owned or leased by the Borrower or any of its Subsidiaries which have not been made available to the Bank.

          Section 5.13. No Default on Outstanding Judgments or Orders. The
                        ---------------------------------------------
Borrower and each of its Subsidiaries has satisfied all judgments and neither the Borrower nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign where such default could have a material adverse effect on the Borrower and. its Subsidiaries on a consolidated basis.

          Section 5.14. No Defaults on Other Agreements. Neither the Borrower
                        -------------------------------
nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of the Borrower and its Subsidiaries, on a consolidated basis, or the ability of the Borrower to carry out its obligations under the Facility Documents to which it is a party. Neither the Borrower nor any of its Subsidiaries is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party which is material to the business of the Borrower and its Subsidiaries on a consolidated basis.

          Section 5.15. Labor Dispute and Acts of God. Neither the business nor
                        -----------------------------
the properties of the Borrower or of any of it Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operation of the Borrower and its Subsidiaries, on a consolidated basis.

          Section 5.16. Governmental Regulation. Neither the Borrower nor any of
                        -----------------------
its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

          Section 5.17. Partnerships. Neither the Borrower nor any of its
                        ------------
Subsidiaries is a partner in any partnership.

          Section 5.18. No Forfeiture. Neither the Borrower nor any of its
                        -------------
Subsidiaries or Affiliates is engaged in or proposes to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding and no Forfeiture Proceeding against any of them is pending or threatened.

          Section 5.19. Solvency.
                        --------

          (a) The present fair salable value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, after giving effect to all the transactions contemplated by the Facility Documents and a funding of the Commitment hereunder exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower and its Subsidiaries, on a consolidated basis, as they mature.

          (b) The property of the Borrower and its Subsidiaries, on a consolidated basis, does not constitute unreasonably small capital for the Borrower and its Subsidiaries to carry out its business as now conducted and as proposed to be conducted, including the capital needs of the Borrower an its Subsidiaries, on a consolidated basis.

          (c) The Borrower an its Subsidiaries on a consolidated basis do not intend to, nor do they believe that they will, incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower and each of its Subsidiaries, and of amounts to be payable on or in respect of debt of the Borrower). The cash available to the Borrower and its Subsidiaries on a consolidated basis, after taking into account all other anticipated uses of the cash of the Borrower and its Subsidiaries, is anticipated to be sufficient to pay all such amounts on or in respect of debt of the Borrower and its Subsidiaries on a consolidated basis when such amounts are required to be paid.

          (d) The Borrower and its Subsidiaries on a consolidated basis do not believe that final judgments against them in actions for money damages will be rendered at a time when, or in an amount such that, the Borrower and its Subsidiaries will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash available to the Borrower and its Subsidiaries in a consolidated basis after taking into account all other anticipated uses of the cash of the Borrower and each of its Subsidiaries (including the payments on or in respect of debt referred to in paragraph (c) of this Section 5.19), is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms.

                       ARTICLE 6. AFFIRMITIVE COVENANTS
                       --------------------------------

          So long as the Note shall remain unpaid or the Bank shall have the Commitment under this Agreement, the Borrower shall:

          Section 6.1. Maintenance of Existence. Preserve and maintain, and
                       ------------------------
cause each of its Subsidiaries to preserve anal maintain, their corporate existence and good standing in the jurisdiction of their incorporation, and qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required. Notwithstanding the foregoing, the Borrower shall have the right to dissolve the Guarantor or merge the Guarantor into the Borrower. In addition, the Borrower shall have the right to dissolve Braid Group Limited or merge Braid Group Limited into the Borrower, so long as, in connection therewith, the Borrower pledges 65% of the issued and outstanding shares of stock of Braid Systems Limited to the Bank pursuant to a pledge agreement substantially in the form of the Pledge Agreement.

          Section 6.2. Conduct of Business. Continue, and cause each of its
                       -------------------
Subsidiaries to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

          Section 6.3. Maintenance of Properties. Maintain, keep and preserve,
                       -------------------------
and cause each of its Subsidiaries to maintain, keep and preserve, all of its properties (tangible and intangible), necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

          Section 6.4. Maintenance of Records. Keep, and cause each of its
                       ----------------------
Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrower and its Subsidiaries.

          Section 6.5. Maintenance of Insurance. Maintain, and cause each of its
                       ------------------------
Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts an covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

          Section 6.6. Compliance with Laws. Comply, and cause each of its
                       --------------------
Subsidiaries to comply, in all respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property.

          Section 6.7. Right of Inspection. At any reasonable time and from time
                       -------------------
to time, during normal business hours, permit the Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrower and any o its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and an such Subsidiary with any of its officers and directors and the Borrower's independent accountants.

          Section 6.8. Reporting Requirements. Furnish to the Bank:
                       ----------------------

          (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and a consolidated income statement and statements of cash flows and changes in stockholders' equity and working capital of the Borrower and its Consolidated Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative for the respective consolidated figures for the corresponding date and period in the prior fiscal year 2md all prepared in accordance with GAAP and as to the consolidated statements accompanied by an opinion thereon acceptable to the Bank by KPMG LLP or other independent accountants of national standing selected by the Borrower (all of the foregoing may be provided by the Borrower in the form of the Borrower's Report on Form 10-K);

          (b) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters o the Borrower, a true and complete copy of the Borrower's Report on Form 10-Q;

          (c) as soon as available and in any event within 60 days after the end of each, of the first three fiscal quarters, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such month and a consolidated income statement and statements of cash flows and changes in stockholders' equity and working capital, of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such month, all in reasonable detail and stating in comparative form the consolidated figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP and certified by the Chief Financial Officer of the Borrower (subject to year-end adjustments) (all of the foregoing may be provided by the Borrower in the form of the Borrower's Report on Form 10-Q);

          (d) promptly upon receipt thereof, copies of any reports, inclusive of any management letters, submitted to the Borrower or any of its Subsidiaries by independent certified public accountants in connection with examination of the financial statements of the Borrower or any such Subsidiary made by such accountants;

          (e) as soon as available and in any event within 60 days of the end of each fiscal quarter, a certificate of the Chief Financial Officer of the Borrower (i) certifying that to the best of his knowledge in Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) with computations demonstrating compliance with the covenants contained in Articles 7 and 8;

          (f) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a true and complete copy of the Borrower's Report on Form 10-K;

          (g) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, management's projected financial statements inclusive of a balance sheet, an income statement and a statement of cash flow (supported by key assumptions) for each upcoming fiscal year, prepared on a quarter-by-quarter basis;

          (h) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries which, if determined adversely to the Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties or operations of the Borrower and its Subsidiaries, on a consolidated basis;

          (i) as soon as possible and in any event within five days after the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

          (j) as soon as possible, and in any event within ten days after the Borrower knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, which the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

               (i) any reportable event, as defined in section 4043(b) of ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of section 412 of the Code or section 302 of ERISA including, without limitation, the failure to make on or before its due date a required installment under section 412(m) of the Code or section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with section 412z(d) of the Code) and any request for a waiver under section 412(d) of the Code for any Plan;

               (ii) the distribution under section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

               (iii) the institution by PBGC of proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

               (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under section 4201 or 4204 of EMA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt of a Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in organization or insolvency pursuant to section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under section 4041A of ERISA;

               (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce section 515 of ERISA, which proceeding is not dismissed within 30 days;

               (vi)   the adoption of an amendment to any Plan that pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide securities to the Plan in accordance with the provisions of said Sections;

               (vii) any event or circumstance exists which may reasonably be expected to constitute grounds or the Borrower or any ERISA Affiliate to incur liability under Title IV of ERISA or under sections 412(c)(11) or 412(n) of the Code with respect to any Plan; and

               (viii) the Unfunded Benefit Liabilities of one or more Plans increase after the date of this Agreement in an amount which is material in relation to the financial condition of the Borrower and its Subsidiaries, on a consolidated basis; provided, however, that such increase shall not be deemed to be material so long as it does not exceed during any consecutive 2-year period $200,000;

          (k) promptly after the request of the Bank, copies of each annual report filed pursuant to section 104 of ERISA with respect to each Plan (including, to the extent required by section 104 of ERISA, the elated financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in section 103) and each annual report fled with respect to each Plan under section 4065 of ERISA; provided, however, that in the case of a Multiemployer Plan, such annual reports shall be furnished only if they a available to the Borrower or an ERISA Affiliate;

          (l) promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terns of any material indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other clause of this Section 6.8;

          (m) promptly after sending or filing thereof, copies of all final proxy statements, financial statements and reports which the Borrower or any of its

Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all final registration statements which the Borrower or any of its Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

          (n) such other information respecting the condition or operations, financial or otherwise, of the Borrower or an of its Subsidiaries as the Bank may from time to time reasonably request.

          Section 6.9. Operating Accounts. Maintain, and cause each of its
                       --------------------
domestic Subsidiaries to maintain, all United States operating accounts at the Bank.

          Section 6.10. Foreign Subsidiaries. Pledge to the Bank, pursuant to a
                        --------------------
pledge agreement in form and substance satisfactory to the Bank, 65% of the stock of any foreign Subsidiary that contributes greater then 5% of the consolidated EBITDA of the Borrower.

                         ARTICLE 7. NEGATIVE COVENANTS
                         -----------------------------

          So long as the Note shall remain unpaid or the Bank shall have the Commitment under this Agreement, the Borrower shall not:

          Section 7.1. Debt. Create, incur, assume or suffer to exist, or permit
                       ----
any of its Subsidiaries to create, incur, assume or suffer to exist any Debt, except:

               (a) Debt of the Borrower under this Agreement or the Note;

               (b) Debt described in Schedule 5.10, including renewals, extensions or refinancings thereof, provided that the principal amount thereof does not increase;

               (c) Debt of the Borrower or any of its Subsidiaries secured by purchase money Liens permitted by Section 7.3; and

               (d) additional Debt, provided however, that at no time will the amount of any such additional Debt, plus the punt of permissible Investments under Section 7.5(f), plus the amount of Debt described in Sections 7.1(b) and
(c) above, exceed $5.0 million in the aggregate.

          Section 7.2. Guaranties, Etc. Assume, guaranty, endorse or otherwise
                       ---------------
be or become directly or contingently responsible or liable, or permit any of their respective Subsidiaries to assume, guarantee, endorse o otherwise be or become directly or indirectly responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or c use such Person to maintain a minimum working capital or net worth or otherwise to sure the creditors of any Person against loss) for the obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

          Section 7.3. Liens. Create, incur, assume or suffer to exist, or
                       -----
permit any of their respective Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

               (a) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

               (b) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Lien, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

               (c) Liens under workers' compensation, unemployment insurance, social security or similar legislation (other than ERISA);

               (d) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

               (e) judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

               (f) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do no materially interfere with the occupation, use and enjoyment by the Borrower or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

               (g) Liens securing obligations of such a Subsidiary to a Borrower or another such Subsidiary;

               (h) Liens set forth or Schedule 7.3, provided the Debt secured by such Liens is permitted by Section 7.1;

               (i) purchase money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:

                    (i) any property subject to any of the foregoing is acquired by a Borrower or any such Subsidiary in the ordinary course of its business and the Lien on any such property is created contemporaneously with such acquisition or such property is acquired pursuant to an Acceptable Acquisition and is subject to a pre-existing purchase money Lien;

                    (ii) the obligation secured by any Lien so created, assumed or existing shall not exceed 80 percent of the 1esser of cost or fair market value as of the tithe of acquisition of the property covered thereby to a Borrower or any such Subsidiary acquiring the same;

                    (iii) each such lien shall attach only to the property so acquired and fixed improvements thereon; an

                    (iv) the obligations secured by such Lien are permitted by the provisions of Section 7,1; and

               (j) Liens securing additional Debt, provided, however, that at no time shall such Debt, together with the obligations secured by the Liens permitted under Section 7.3(i) above, exceed $1.0 million.

          Section 7.4. Leases. Create, incur, assume or suffer to exist, or
                       ------
permit its Subsidiaries to create, incur, assume or suffer o exist, any obligation as lessee for the rental or hire of any real or personal property, except: (a) leases existing on the date of this Agreement and any extensions or renewals thereof; (b) leases (other than Capital Leases) which do not in the aggregate require the Borrower and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expense which the Borrower or any Subsidiary is required to pay under the terms of any lease) in any fiscal year of the Borrower in excess of $1,000,000; (c) Capital Leases permitted by Section 7.3.

          Section 7.5. Investments. Make, or permit any of its Subsidiaries to
                       -----------
make, any loan or advance to any Person or purchase or otherwise acquire, or permit any such Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person, except: (a) direct obligations of the United States of America or any agency thereof with maturities of one yea or less from the date of acquisition; (b) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; (c) certificates of deposit with maturities of one year or less from the date o acquisition issued by any commercial bank operating within the United States of America having capital and surplus in excess of $500,000,000; (d) for stock, obligations or securities received in settlement of debts

(created in the ordinary course of business) owing to a Borrower or any such Subsidiary; (e) Acceptable Acquisitions; and (f) investments which, when. added to the amount of permissible Debt under Section 7.1(4), will at no time exceed $5.0 million in the aggregate.

          Section 7.6. Sale of Assets. Sell, lease, assign, transfer or
                       --------------
otherwise dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests); except: (a) for inventory disposed of in the ordinary course of business; (b) the sale or other disposition of assets no longer used or useful in the conduct of its business; and (c) that any such Subsidiary may sell, lease, assign or otherwise transfer its assets to the Borrower,

          Section 7.7. Stock of Subsidiaries. Etc. Sell or otherwise dispose of
                       ---------------------------
any shares of capital stock of any of its Subsidiaries or permit any such Subsidiary to issue any additional shares of its capital stock, except directors' qualifying shares.

          Section 7.8. Transactions with Affiliates. Enter into any transaction,
                       ----------------------------
including, without limitation, the purchase, s c or exchange of property or the rendering of any service, with any Affiliate or permit any of its Subsidiaries to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to a Borrower or such Subsidiary than it would obtain in a comparable arms' length transaction with a Person not an Affiliate, and except as set forth on Schedule 7.9.

          Section 7.9. Mergers. Etc. Merge or consolidate with, or sell, assign,
                       ------------
lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), or permit any of its Subsidiaries to do so except that any such Subsidiary may merge into or transfer assets to a Borrower, and except for Acceptable Acquisitions.

          Section 7.10. No Activities Leading to Forfeiture. Neither the
                        -----------------------------------
Borrower nor any of its Subsidiaries or Affiliates shall engage in or propose to be engaged in the conduct of any business or activity which cold result in a Forfeiture Proceeding.

          Section 7.11 Capital Expenditures. Make Capital Expenditures in excess
                       --------------------
of $7,000,000 in fiscal year 1999, $9,000,00 in fiscal year 2000 and $10,000,000 in fiscal year 2001 and each fiscal year thereafter.

          Section 7.12 New Subsidiaries. Form any new Subsidiary, unless such
                       ----------------
Subsidiary executes a guaranty agreement substantially in the form of the Guaranty.

                        ARTICLE 8. FINANCIAL COVENANTS
                        ------------------------------

          So long as the Note shall remain unpaid or the Bank shall have the Commitments under this Agreement:

          Section 8.1. Quick Ratio. The Borrower and its Consolidated
                       -----------
Subsidiaries, on a consolidated basis, shall maintain at all times, as measured at the end of each fiscal quarter, commencing December 31, 1999, a Quick Ratio of not less than 1.50 to 1.0.

          Section 8.2. Maximum Debt to Cash Flow Ratio. The Borrower and its
                       -------------------------------
Consolidated Subsidiaries, on a consolidated is, shall maintain at all times, as measured at the end of each fiscal quarter, commencing December 31, 1999, a ratio of total Funded Debt to EBITDA, of not more than 1.75 to 1.0.

          Section 8.3. Minimum Interest Coverage Ratio. The Borrower and its
                       -------------------------------
Consolidated Subsidiaries, on a consolidated basis, shall maintain at all times, as measured at the end of each fiscal quarter, commencing December 31, 1999 for the twelve month period then ended (a rolling twelve month calculation measured as of the end of each successive quarter), an Interest Coverage Ratio of not less than 5.0 to 1.0.

          Section 8.4. EBITDA. The Borrower and its Consolidated Subsidiaries,
                       ------
on a consolidated basis, shall maintain at all times, as measured at the end of each fiscal quarter, commencing December 31, 1999 for a twelve month period then ended (a rolling twelve month calculation measured as of the end of each successive quarter), EBITDA of not less than (i) $9,000,000 for the quarterly periods through December 30, 2000 (ii) $11,000,000 for the quarterly periods from December 31, 2000 through December 30, 2001, (iii) $13,000,000 for the quarterly periods from December 31, 2001 through December 30, 2002, and (iv) $15,000,000 for each quarterly period thereafter.

          Section 8.5. Maximum Loss. The Borrower and its Consolidated
                       ------------
Subsidiaries, on a consolidated basis, shall no suffer an Adjusted Net Loss for two consecutive fiscal quarters, as tested quarterly.

          All financial covenants set fort in this Article 8 shall be determined or measured based on the financial statements o the Borrower described in
Section 6.8 hereof.

                         ARTICLE 9.  EVENTS OF DEFAULT
                         -----------------------------

          Section 9.1. Events of Default. Any of the following events shall be
                       -----------------
an "Event of Default":

          (a) the Borrower shall: (i) fail to pay the principal of the Note as and when due and payable; or (ii) fail to pay interest on the Note or any fee or other amount due hereunder as and when due and payable;

          (b) any representation or warranty made or deemed made by the Borrower in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

          (c) the Borrower shall: (i) fail to perform or observe any term, covenant or agreement contained in Section 2.3 or Articles 7 or 8; or (ii) fail to perform or observe any term, covenant or agreement on i part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 9.1) in any Facility Document and such failure shall continue for 0 consecutive days, provided however, that if such failure relates to a Subsidiary (or to the Borrower's actions in connection with such Subsidiary), it shall constitute an Event of Default only if such failure could result in a material adverse effect on the financial or operating condition of the Borrower and its Subsidiaries, on a consolidated basis;

          (d) the Borrower, or any of its Subsidiaries: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment or the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 30 days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Lien permitted under Section 7.3(b)); or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more;

          (e) one or more judgments, decrees or orders for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against the Borrower, or any of its Subsidiaries and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 90 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

          (f) any event or condition shall occur or exist with respect to any Plan or Multiemployer Plan concerning which the Borrower is under an obligation to furnish a report to the Bank in accordance with Section 6.8(h) hereof and as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate has incurred or in the opinion of the Bank is reasonably likely to incur a liability to a Plan, a Multiemployer Plan, the PBGC or a section 4042 Trustee (or any combination of the foregoing) which is material in relation to the financial position of the Borrower and its Subsidiaries, on a consolidated basis; provided, however, that any such amount shall not be deemed to be material so long as all such amounts do not exceed in the aggregate during any consecutive 2-year period $200,000;

          (g) the Unfunded Benefit Liabilities of one or more Plans have increased after the date of this Agreement in amount which is material (as specified in Section 9.1 (f) hereof);

          (h) (A) any Forfeiture Proceeding shall have been commenced or the Borrower shall have given the Bank written notice of the commencement of any Forfeiture Proceeding as provided in Section 6.8 or (B) the Bank has a good faith basis to believe that a Forfeiture Proceeding has been threatened or commenced;

          (i) there shall be an material adverse change in the condition (financial or otherwise), business, management, operations, properties or prospects of the Borrower and its Consolidated Subsidiaries since the Closing Date; or

          (j) a Change of Control shall occur.

          Section 9.2. Remedies. If any Event of Default shall occur and be
                       --------
continuing, the Bank shall have the right, by notice to the Borrower, (a) to declare the Commitment to be terminated, whereupon the same shall forthwith terminate, and (b) to declare the outstanding principal of the Note, all interest thereon and all other amounts payable under this Agreement and the Note or any one of them to be forthwith due and payable, which shall include the right of the Bank to demand the immediate deposit by the Borrower with the Bank of cash in the amour of all outstanding Letters of Credit as a cash collateral account to be applied or released as such Letters of Credit are honored or expire, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that, in the case o Fan Event of Default referred to in
Section 9.1 (d) or Section 9.1(h)(A) above, the Commitment shall be immediately terminated, and the Note, all merest thereon and all other amounts payable under this Agreement shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                           ARTICLE 10. MISCELLANEOUS
                           -------------------------

          Section 10.1. Amendments and Waivers. Except as otherwise expressly
                        ----------------------
provided in this Agreement, any provision of this Agreement may be amended or modified and any provision of this Agreement may be waived by the Borrower and the Bank only by an instrument in writing signed by the Borrower and the Bank. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 10.2. Usury. All agreements between the Borrower and the Bank
                        -----
are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced by the Note or otherwise, shall the amount paid or agreed to be paid to a Bank for the use or the forbearance of the indebtedness evidenced by the Note exceed a maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then the Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank in the execution, delivery and acceptance of the Note to contract in strict compliance with The laws of the State of Connecticut from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Facility Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to he limits of such validity, and if under or from circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and the Bank.

          Section 10.3. Expenses. The Borrower shall reimburse the Bank on
                        --------
demand for all reasonable costs, expenses an charges (including, without limitation, telephone, telex, courier expenses, printing costs, reasonable fees and charges of external legal counsel for the Bank and reasonable costs allocated after the Closing Date by its internal legal department) incurred by the Bank in connection with the preparation, negotiation, execution, delivery, filing, recording, performance, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Note or any Facility Document (subject to a limit of $10,000, plus disbursements, for the fees of external counsel in preparing the Facility Documents). The Borrower agrees to indemnify the Bank and its directors, officers, employees and agents from, and hold each o them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of the Loans, including. without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

          Section 10.4. Survival. The obligations of the Borrower under Section
                        --------
10.3 shall survive the repayment of the Loans and the termination of the Commitment.

          Section 10.5. Assignment: Participations. This Agreement shall be
                        --------------------------
binding upon, and ,shall inure to the benefit of, the Borrower, the Bank and their respective successors and assigns, except that no Borrower may assign or transfer its rights or obligations hereunder. The Bank may assign, or sell participations in, all or any part of any Loan to another bank or other entity, in minimum amounts of $5,000,000, in which event (a) in the case of an assignment, upon notice thereof by the Bank to the Borrower, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were the Bank hereunder; and (b) in the case of a participation, the participant shall have no rights under the Facility Documents. The agreement executed by the Bank in favor of the participant shall not give the participant the right to require the Bank to take or omit to take any action hereunder except action directly relating to
(i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (ii) the reduction of the principal amount outstanding hereunder or
(iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with the Bank. The Bank may furnish any information concerning the Borrower in the possession of the Bank from time to time to assignees and participants (including prospective assignees and participants); provided that the Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information. The Bank shall have the right at any time to pled a all or any portion of its rights under the Loans or this Agreement or the Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C.
Section 341. No such pledge or enforcement thereof shall release a Bank from its obligations under any of the Facility Documents.

          Section 10.6. Notices. Unless the party to be notified otherwise
                        -------
notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be delivered in person or sent by overnight courier, facsimile, ordinary mail, cable or telex addressed to such party at its "Address for Notices" on the signature page of this Agreement. Notices shall be effective: (a) on the day on which delivered to such party in person, (b) on the first Banking Day after the day on which sent to such party by overnight courier, (c) if given by mail, 48 hours after deposit in the mails with first-class postage prepaid, addressed aforesaid, and (d) if given by facsimile, cable or telex, when the facsimile, cable or telex is transmitted to the facsimile, cable or telex number as aforesaid; provided that notices to he Bank shall be effective upon receipt.

          Section 10.7. Setoff. The Borrower hereby grant to the Bank, a lien,
                        ------
security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of Fleet Boston Corporation, or in transit to any of them. At any time, without demand or notice the Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower even though unmatured and regardless of the adequacy of y other collateral securing the Loans. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS, PRIOR TO EXERCISING IT RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

          SECTION 10.8. JURISDICTION; IMMUNITIES. THE BORROWER HEREBY
                        ---------------------------------------------
IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY CONNECTICUT STATE OR UNITED
--------------------------------------------------------------------------
STATES FEDERAL COURT SITTING IN CONNECTICUT OVER ANY ACTION OR PROCEEDING
-------------------------------------------------------------------------
ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTE, AND THE BORROWER
--------------------------------------------------------------------------
HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR
----------------------------------------------------------------------
PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CONNECTICUT STATE OR FEDERAL
---------------------------------------------------------------------------
COURT. THE BORROWER IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN
--------------------------------------------------------------------------------
ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE
-----------------------------------------------------------------------------
BORROWER AT ITS ADDRESS SPECIFIED IN SECTION 10.6. THE BORROWER AGREES THAT A
-----------------------------------------------------------------------------
FINAL JU GMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE
------------------------------------------------------------------------------
ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE IUDGMENT OR IN ANY OTHER MANNER
------------------------------------------------------------------------------
PROVIDED BY LAW. THE BORROWER FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH
---------------------------------------------------------------------------
STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF
--------------------------------------------------------------------------------
FORUM NON CONVENIENS. THE BORROWER FURTHER AGREES THAT ANY ACTION OR PROCEEDING
-------------------------------------------------------------------------------
BROUGHT AGAINST THE BANK SHALL BE BROUGHT ONLY IN CONNECTICUT STATE OR UNITED
-----------------------------------------------------------------------------
STATES FEDERAL COURT SITTING IN CONNECTICUT.  THE BORROWER WAIVES ANY RIGHT IT
------------------------------------------------------------------------------
MAY HAVE TO JURY TRIAL.
-----------------------

               (a) Nothing in this Section 10.8 shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

               (b) To the extent that a Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment attachment in aid of execution, execution or otherwise) with respect to itself or its property, the; Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Note.

          Section 10.9.  Table of Contents; Headings. Any table of contents and
                         ---------------------------
the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

          Section 10.10. Severability. The provisions of this Agreement are
                         ------------
intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of sue invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction,

          Section 10.11. Counterparts. This Agreement may be executed in any
                         ------------
number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

          Section 10.12. Integration. The Facility Documents set forth the
                         -----------
entire agreement between the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements r agreements with respect to such transactions.

          SECTION 10.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
          ----------------------------------------------------------------------
INTERPRETED AND CONSTRUED IN ACCORDANCE WITH. THE LAWS OF THE STATE OF
----------------------------------------------------------------------
CONNECTICUT.
------------

          Section 10.14. Confidentiality. The Bank agrees (on behalf of itself
                         ---------------
and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any nonpublic information supplied to it by the Borrower pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to the Bank, provided that nothing herein shall limit a disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for the Bank, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which the Bank is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assign a or participant (or prospective assignee or participant) agrees to maintain the confidentiality of such information; and provided finally that in no event shall the Bank be obligated or required to return any materials furnished by the Borrower.

          Section 10.15. Treatment of Certain Information. The Borrower (a)
                         --------------------------------
acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by the Bank or by one or more of its subsidiaries or affiliates and (b) acknowledges that information delivered to the Bank by the Borrower may be provided to each such subsidiary and affiliate.

          SECTION 10.16. COMMERCIAL WAIVER. THE BORROWER ACKNOWLEDGES THAT THE
                         -----------------
LOANS EVIDENCED BY THE NOTE IS FOR COMMERCIAL PURPOSES AND WAIVES ANY RIGHT TO NOTICE AND HEARING UNDER SECTIONS 52-278a THROUG 52-278n OF THE CONNECTICUT GENERAL STATUTES AS NOW OR HEREAFTER AMENDED AND AUTHORIZES THE ATTORNEY OF THE BANK, OR A SUCCESSOR THERETO, TO ISSUE A WRIT OF PREJUDGMENT REMEDY WITHOUT COURT ORDER. FURTHER, THE BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL VALUATION, APPRAISEMENTS, HOMESTEAD, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS NOW IN FORCE OR WHICH MAY HEREAFTER BECOME LAWS. THE BORROWER ACKNOWLEDGES THAT IT MAKES THESE WAIVERS AND THE WAIVERS CONTAINED IN SECTION 10.8 KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THESE WAIVERS WITH ITS ATTORNEYS.

          SECTION 10.17. WAIVE OF JURY TRIAL. BECAUSE DISPUTES ARISING IN
                         -------------------
CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY SOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE BORROWER AND THE BANK WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE BORROWER AND THE BANK DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE BORROWER AND THE BANK HERETO WAIVE ALL RIGHT TO TRIAL BY JURY ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE Y DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT OR ANY OF THE OTHER FACILITY DOCUMENTS OR THE TRAMS CTIONS CONTEMPLATED HEREBY OR THEREBY.

          Section 10.18. Independence Covenants. All covenants hereunder shall
                         ----------------------
be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

          Section 10.19. Time of the Essence. Time and punctuality shall be of
                         -------------------
the essence with respect to this instrument, but no delay or failure of the Bank to enforce any of the provisions herein contained and no conduct or statement of the Bank shall waive or affect any of the Bank's rights hereunder.

          Section 10.20. Reference to and Effect on the Facility Documents.
                         -------------------------------------------------

               (a) Upon the effectiveness of this Agreement, on and after the date hereof each reference in the Facility Documents to the Credit Agreement or the Note, shall mean and be a reference to this Credit Agreement as amended and restated hereby or the Note as amended and restated in connection with the execution and delivery of this Agreement.

               (b) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under any of the Facility Documents, nor constitute a waiver of any provision of any of the Facility Documents.

          Section 10.21. Replacement Promissory Note. Upon receipt of an
                         ---------------------------
affidavit of an officer of the Hank as to the loss , theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, the Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

          IN WITNESS WHEREOF, the parties hereto have caused thus Agreement to be duly executed as of the day and year firs above written.

                        TSI INTERNATIONAL SOFTWARE LTD,

                        By:  /s/ Ira Gerard
                           ---------------------------------
                           Ira A. Gerard
                           Title: Chief Financial Officer

                        Address For Notices to Borrower:
                        45 Danbury Road
                        Wilton, Connecticut 06897

                        FLEET NATIONAL BANK

                        By:  /s/ illegible
                          ----------------------------------
                           H. Frazier Caner
                           Vice President

                        Address For Notices and Lending Office:
                        One Landmark Square,
                        Stamford, Connecticut 06901
                        Attn: H. Frazier Caner
                              Vice President
                        Facsimile No.: (203) 964-4850

EXHIBITS
--------

Exhibit A - Note
Exhibit B - Opinion of Counsel for Borrower
Exhibit C - Notice of Borrowing

SCHEDULES
---------

Schedule 5.9  - Subsidiaries of Borrower
Schedule 5.10 - Credit Arrangements
Schedule 5.12 - Hazardous Materials
Schedule 7.3  - Liens
Schedule 7.9  - Transactions with Affiliates Outside the Ordinary Course of
                Business